Exhibit 99.77(q)(1)

Item 77Q-1. Exhibits

(e)(1) Investment Management Agreement dated May 7, 2013, between ING Series Fund, Inc. and ING Investments, LLC – filed herein.

(e)(2) Sub-Advisory Agreement dated May 7, 2013, between ING Investments, LLC and ING Investment Management Co. LLC – filed herein.